Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Volt Crypto Industry Revolution and Tech ETF, a series of shares of beneficial interest in Volt ETF Trust, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania
October 1, 2021